UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         February 22, 2007

                                 EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                 (State or Other Jurisdiction of Incorporation)

         1-8267                                           11-2125338
(Commission File Number)                   (I.R.S. Employer Identification No.)



301 Merritt Seven, Norwalk, CT                            06851
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On February 22, 2007, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2006 fourth quarter ended December 31, 2006. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on February 22, 2007 disclosing results of operations for its fiscal 2006 fourth quarter ended December 31, 2006.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  February 22, 2007

          EMCOR GROUP, INC. REPORTS RECORD 2006 FOURTH QUARTER RESULTS
            - Annual Revenues Increase 6.9% to Record $5.02 Billion -
          - Annual Operating Income Rises 45.9%, Net Income Up Over 44% -
                  - Year End Backlog at Record $3.50 Billion -

NORWALK, CONNECTICUT, February 22, 2007 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and full year periods ended December 31, 2006. The Company's financial results for the prior year periods have been adjusted to reflect its 2-for-1 stock split, effective February 10, 2006.

For the 2006 fourth quarter, revenues increased 11.9% to $1.38 billion from $1.23 billion in the fourth quarter of 2005. Selling, general and administrative expenses were $126.6 million in the 2006 fourth quarter, compared to $124.9 million in the fourth quarter of 2005. As a percentage of revenues, selling, general and administrative expense declined to 9.2% of revenues from 10.1% of revenues in the year ago period. Fourth quarter 2006 operating income rose 40.5% to $43.8 million, or 3.2% of revenues from $31.2 million, or 2.5% of revenue in the year ago period.

For the 2006 fourth quarter, net income rose 108.0% to $40.2 million, or $1.22 per diluted share, from $19.3 million, or $0.60 per diluted share, in the fourth quarter of 2005.

Included in the Company's results for the fourth quarter of 2006 are restructuring expenses before tax of $1.0 million, or $0.02 per diluted share after tax, and a $14.2 million income tax benefit resulting from the reversal of valuation allowances and the reversal of income tax reserves, or $0.44 per diluted share. Also included in the Company's results for the 2006 fourth quarter is an after-tax expense related to the adoption of FAS 123(R) (Share-Based Payment) of $0.3 million, or $0.01 per diluted share which was absent from the year ago period.

For the year ended December 31, 2006, revenues rose 6.9% to $5.02 billion from $4.70 billion in 2005. Operating income for the 2006 full year period was $118.0 million, an increase of 45.9% over operating income of $80.9 million in 2005. As a percentage of revenues, operating income increased to 2.4% from 1.7% of revenues a year ago.

EMCOR Announces 2006 Fourth Quarter Results                               Page 2

Net income for the 2006 full year period totaled $86.6 million, or $2.65 per diluted share. The Company's results for the 2006 full year period include restructuring expenses of $1.6 million, or $0.03 per diluted share after tax, a loss from discontinued operations of $0.6 million, or $0.02 per diluted share after tax, a $14.2 million income tax benefit resulting from the reversal of valuation allowances and the reversal of income tax reserves, or $0.44 per diluted share, and after-tax expenses related to the Company's adoption of FAS 123(R) of $2.4 million, or $0.07 per diluted share. The effective income tax rate, excluding the benefit resulting from income tax reserve adjustments, was 40% for 2006 compared to 38% for 2005.

Net income for the 2005 full year period was $60.0 million, or $1.89 per diluted share, and included an income tax benefit of $17.6 million, or $0.55 per diluted share, for income tax reserve adjustments.

When the 2006 income tax benefits of $14.2 million and the 2005 income tax benefits of $17.6 million are excluded, which the Company believes better reflects year to year comparability, earnings per diluted share from continuing operations for the 2006 full year period would have been $2.23 versus $1.37 in 2005, an increase of 62.8%.

As of December 31, 2006, total backlog was a record $3.50 billion, an increase of 26.7% over backlog of $2.76 billion at the same time last year, and higher than backlog levels of $3.40 billion reported at the end of the 2006 third quarter. Private sector commercial and hospitality backlog represented 56% of total backlog at the end of 2006, versus 40% on December 31, 2005 and 54% at September 30, 2006, reflecting continued strength in demand for the Company's services in these markets.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "Our 2006 fourth quarter performance was one of the best in EMCOR Group's history and capped an outstanding year for the Company. Demand for our services continued to be strong, driving excellent revenue growth and when combined with our commitment to project selectivity and cost management, the Company achieved our strongest earnings quarter in nearly four years. Cash flow from operations for the year was also strong as the Company generated $209.3 million, a testament to the health of our business and our focus on balance sheet management."

Mr. MacInnis continued, "Performance from our U.S. mechanical and facilities services business segments was particularly strong during the fourth quarter. In our U.S. mechanical segment, revenues rose nearly 30% versus last year's fourth quarter and profitability improved significantly. Our facilities services group turned in another quarter of strong performance, as it continues to gain traction in the marketplace. In the fourth quarter of 2006, revenue growth in this segment accelerated by nearly 24% versus last year's fourth quarter, driven by demand for both site-based and mobile services and by a company acquired in the fourth quarter of 2005. As facilities become increasinglycomplex and their energy demands and related costs continue to grow, companies have an increasing need to optimize the performance of their assets through outsourced facilities management. With investments in our service delivery infrastructure, EMCOR has positioned itself as a leader in the facilities management industry, and has seen steady growth in revenue and operating margin in this segment since its inception. The prospects for this business remain as strong as ever, and EMCOR Group remains at the forefront of this rapidly developing sector."

EMCOR Announces 2006 Fourth Quarter Results                               Page 3

Mr. MacInnis concluded, "2006 was a year of outstanding achievement for EMCOR Group. We saw the benefits of our strategy of refocusing our efforts on the private sector and commercial marketplace result in strong financial performance. We continued to enhance our position as a leader in facilities services, and maintained one of the strongest balance sheets in the industry. For 2007, we expect to continue our strong performance, as demand across our markets remains high. We will also continue our focus on execution at the highest levels of efficiency, and utilize our financial strength to enhance the size and scope of our business. Our record backlog is well balanced across the industries we service and weighted towards higher margin private sector commercial work, for which we continue to see robust demand. As a result, based on current market conditions we currently expect revenues for 2007 of between $5.3 billion and $5.5 billion, resulting in diluted earnings per share for the year of between $2.45 and $2.80. This assumes a tax rate for 2007 of 41%, compared to the 40% rate seen in 2006."

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via Internet broadcast today, Thursday, February 22, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management's perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, project mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and risks associated with foreign operations. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2006 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                            -FINANCIAL TABLES FOLLOW-


                                                         EMCOR GROUP, INC.
                                                         FINANCIAL HIGHLIGHTS
                                        (In thousands, except share and per share information)

                                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      (Unaudited)
                                              For the Three Months Ended             For the Twelve Months Ended
                                                      December 31,                           December 31,
                                                2006               2005                2006               2005
                                                ----               ----                ----               ----

   Revenues                                  $1,379,902         $1,233,663          $5,021,036         $4,696,603
   Cost of sales                              1,208,458          1,077,504           4,453,359          4,198,188
                                             ----------         ----------          ----------         ----------
   Gross profit                                 171,444            156,159             567,677            498,415
   Selling, general and
      administrative expenses                   126,597            124,948             448,011            415,771
   Restructuring expenses                         1,018                 22               1,622              1,749
                                             ----------         ----------          ----------         ----------

   Operating income                              43,829             31,189             118,044             80,895
   Interest income (expense), net                 1,704               (951)              3,895             (5,586)
   Minority interest                             (1,574)            (1,149)             (4,201)            (4,515)
                                             ----------         ----------          ----------         ----------

   Income from continuing
      operations before income taxes             43,959             29,089             117,738             70,794
   Income tax provision                           3,752              9,623              30,484              9,641
                                             ----------         ----------          ----------         ----------

   Income from continuing
      operations                                 40,207             19,466              87,254             61,153
   Loss from discontinued
      operations, net                                --              (134)                (620)            (1,111)
                                             ----------         ----------          ----------         ----------

   Net income                                $   40,207         $   19,332          $   86,634         $   60,042
                                             ==========         ==========          ==========         ==========

   Basic earnings per share -
      continuing operations                  $     1.26         $     0.62          $     2.76         $     1.96
   Basic earnings per share -
      discontinued operations                        --              (0.00)              (0.02)             (0.03)
                                             ----------         ----------          ----------         ----------
                                             $     1.26         $     0.62          $     2.74         $     1.93
                                             ==========         ==========          ==========         ==========

   Diluted earnings per share -
      continuing operations                  $     1.22         $     0.60          $     2.67         $     1.92
   Diluted earnings per share -
      discontinued operations                        --              (0.00)              (0.02)             (0.03)
                                             ----------         ----------          ----------         ----------
                                             $     1.22         $     0.60          $     2.65         $     1.89
                                             ==========         ==========          ==========         ==========

   Weighted average shares of
      Common stock outstanding:
        Basic                                31,843,244         31,250,577          31,607,715         31,143,363
        Diluted                              33,083,961         32,176,639          32,740,197         31,834,881


                                                    EMCOR GROUP, INC.
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (In thousands)



                                                                                   December 31,       December 31,
                                                                                      2006                2005
                                                                                   ------------       ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                                        $  273,735         $  103,785
   Accounts receivable, net                                                          1,184,418          1,046,380
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                          147,848            185,634
   Inventories                                                                          18,015             10,175
   Prepaid expenses and other                                                           38,397             43,829
                                                                                    ----------         ----------
     Total current assets                                                            1,662,413          1,389,803

   Investments, notes, and other long-term receivables                                  29,630             28,659
   Property, plant & equipment, net                                                     52,780             46,443
   Goodwill                                                                            288,165            283,412
   Identifiable intangible assets, net                                                  38,251             16,990
   Other assets                                                                         17,784             13,634
                                                                                    ----------         ----------
   Total assets                                                                     $2,089,023         $1,778,941
                                                                                    ==========         ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line                                     $       --         $       --
   Current maturities of long-term debt and capital
     lease obligations                                                                     659                551
   Accounts payable                                                                    496,407            452,709
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                                          412,069            330,235
   Accrued payroll and benefits                                                        177,490            154,276
   Other accrued expenses and liabilities                                              121,723            107,545
                                                                                    ----------         ----------
     Total current liabilities                                                       1,208,348          1,045,316

   Long-term debt and capital lease obligations                                          1,239              1,406
   Other long-term obligations                                                         169,127            116,783
   Total stockholders' equity                                                          710,309            615,436
                                                                                    ----------         ----------
   Total liabilities and stockholders' equity                                       $2,089,023         $1,778,941
                                                                                    ==========         ==========



                                                   EMCOR GROUP, INC.
                              COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands, except share and per share information)
                                                       (Unaudited)

                                                                         For the Year Ended December 31, 2006
                                                        ------------------------------------------------------------------
                                                                           Adjustments        Adjustments           As
                                                        As Reported            (1)                (2)            Adjusted
                                                        -----------        -----------        -----------        --------

Revenues                                                 $5,021,036                                             $5,021,036

Cost of sales                                             4,453,359                                              4,453,359
                                                         ----------        -----------        -----------       ----------

Gross profit                                                567,677                                                567,677

Selling, general and administrative expenses                448,011                                                448,011

Restructuring expenses                                        1,622                                                  1,622
                                                         ----------        -----------        -----------       ----------

Operating income                                            118,044                                                118,044

Interest income, net                                          3,895                                                  3,895

Minority interest                                            (4,201)                                                (4,201)
                                                         ----------        -----------        -----------       ----------

Income from continuing operations
   before income taxes                                      117,738                                                117,738

Income tax provision                                         30,484             12,335              1,881           44,700
                                                         ----------        -----------        -----------       ----------

Income from continuing operations                            87,254            (12,335)            (1,881)          73,038

Loss from discontinued operations,
   net of income taxes                                         (620)                                                  (620)
                                                         ----------        -----------        -----------       ----------

Net income                                               $   86,634        $   (12,335)       $    (1,881)      $   72,418
                                                         ==========        ===========        ===========       ==========
Diluted earnings per share - continuing
   operations                                            $     2.67                                             $     2.23
Diluted earnings per share - discontinued
   operations                                            $    (0.02)                                            $    (0.02)

Outstanding shares - diluted                             32,740,197                                             32,740,197


(1) The adjustment represents the exclusion of an income tax benefit related to the reversal of certain valuation allowances.
(2) The adjustment represents the exclusion of income tax benefits related to the reversal of tax reserves no longer required.



                                                   EMCOR GROUP, INC.
                              COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands, except share and per share information)
                                                       (Unaudited)

                                                             For the Year Ended December 31, 2005
                                                        -----------------------------------------------
                                                                           Adjustments            As
                                                        As Reported            (1)             Adjusted
                                                        -----------        -----------         --------

Revenues                                                 $4,696,603                           $4,696,603

Cost of sales                                             4,198,188                            4,198,188
                                                         ----------        -----------        ----------

Gross profit                                                498,415                              498,415

Selling, general and administrative expenses                415,771                              415,771

Restructuring expenses                                        1,749                                1,749
                                                         ----------        -----------        ----------

Operating income                                             80,895                               80,895

Interest income, net                                         (5,586)                              (5,586)

Minority interest                                            (4,515)                              (4,515)
                                                         ----------        -----------        ----------

Income from continuing operations
   before income taxes                                       70,794                               70,794

Income tax provision                                          9,641             17,564            27,205
                                                         ----------        -----------        ----------

Income from continuing operations                            61,153            (17,564)           43,589

Loss from discontinued operations,
   net of income taxes                                       (1,111)                              (1,111)
                                                         ----------        -----------        ----------

Net income                                               $   60,042        $   (17,564)       $   42,478
                                                         ==========        ===========        ==========
Diluted earnings per share - continuing
   operations                                            $     1.92                           $     1.37
Diluted earnings per share - discontinued
   operations                                            $    (0.03)                          $    (0.03)

Outstanding shares - diluted                             31,834,881                           31,834,881


(1) The adjustment represents the exclusion of an income tax reserve reversal of $22.7 million and an income tax provision of $5.2 million to record a valuation allowance to reduce deferred tax assets related to net operating losses and other temporary differences of our Canadian segment.